Exhibit 10.9
AMENDMENT TO
STOCK OPTION AWARD
UnitedHealth Group Incorporated (the “Company”) has granted to
Stephen J Hemsley
(“Participant”) a stock option award consisting of nonqualified stock options on May 14, 2025 (the “Stock Option”).
The Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of the Company, pursuant to Section 7(b) of the 2020 Stock Incentive Plan (the “Plan”), authorized an amendment to the outstanding Stock Awards for the Participant such that the following special transfer restrictions apply to any shares of Common Stock acquired upon exercise of the Stock Option by the Participant. 100% of the net number of any shares acquired upon the exercise of the Stock Option (including any shares of Common Stock or other securities subject to the Stock Option following any adjustment made pursuant to the Option or Section 7 of the Plan) must be retained for a period of at least two years following the third anniversary of the Award Date (the “Holding Requirement”). For avoidance of doubt, the Holding Requirement will lapse upon the death or disability of the Participant as defined in Section 2 (b) of the Stock Option.
The Company and Participant hereby agree to amend the Participant’s Stock Option as follows:
1.Special Restriction on Transfer for Certain Participants. Participant’s current outstanding Stock Option is hereby amended by adding a new paragraph to Section 6 to read as follows:
Notwithstanding the terms of any other agreement heretofore or hereafter entered into between the parties Participant and the Company acknowledge and agree that in addition to the Special Restriction on Transfer for Certain Participants pursuant to the preceding paragraph of this Section 6, 100% of the net number as defined in the preceding paragraph of any shares acquired upon the exercise of the Stock Option (including any shares of Common Stock or other securities subject to the Stock Option following any adjustment made pursuant to the Option or Section 7 of the Plan) must be retained for a period of at least two years following the third anniversary of the Award Date (the “Holding Requirement”), unless Participant dies or incurs a Disability (as defined in Section 2(b)) prior to completion of the Holding Requirement period. The restrictions of the Holding Requirement are in addition to, and not in lieu of, the restrictions imposed under the preceding paragraph and any other Company policies and applicable laws.
2.Effective Date. This amendment is effective as of February 23, 2026.
3.Savings Clause. Save and except as hereinabove expressly amended, the Participant’s Stock Option shall continue in full force and effect.
* * * * *

Signed:	______________________________
Date:	______________________________

Signed:	______________________________
UnitedHealth Group